                                                                   Exhibit 10.14



                                 LEASE AGREEMENT

                                     between

                CPSIEE, LLC, a Delaware limited liability company

                                   as Landlord

                                       and

                       Southwest Medical Associates, Inc.,

                              a Nevada corporation,

                                    as Tenant

                        covering the Premises located at

                    4475 S. Eastern Avenue, Las Vegas, Nevada

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE 1. ................................................................    1
  1.1 Lease of Premises; Title and Condition ..............................    1
  1.2 Use .................................................................    2
  1.3 Terms ...............................................................    3
  1.4 Rent ................................................................    3

ARTICLE 2. ................................................................    5
  2.1 Net Lease ...........................................................    5
  2.2 Taxes and Assessments; Compliance with Law ..........................    6
  2.3 Liens ...............................................................    7
  2.4 Indemnification .....................................................    8
  2.5 Maintenance and Repair ..............................................    8
  2.6 Permitted Contests ..................................................    9

ARTICLE 3. ................................................................   10
  3.1 Omitted .............................................................   10
  3.2 Condemnation and Casualty ...........................................   10
  3.3 Omitted .............................................................   13
  3.4 Rejection of Rejectable Purchase Offer; Notice to Lender of
      Rejectable Purchase Offer ...........................................   13
  3.5 Restoration .........................................................   13
  3.6 Insurance ...........................................................   17
  3.7 Alteration ..........................................................   19
  3.8 Easements ...........................................................   22
  3.9 Equipment ...........................................................   22

ARTICLE 4. ................................................................   23
  4.1 Assignment and Subletting ...........................................   23

ARTICLE 5. ................................................................   25
  5.1 Conditional Limitations; Default Provisions .........................   25
  5.2 Additional Rights of Landlord .......................................   29

ARTICLE 6. ................................................................   30
  6.1 Notices and Other Instruments .......................................   30
  6.2 Estoppel Certificates, Financial Information ........................   32

ARTICLE 7. ................................................................   34
  7.1 Environmental Covenant and Warranty .................................   34
  7.2 Notice ..............................................................   36
  7.3 Survival ............................................................   36

ARTICLE 8. ................................................................   36
  8.1 Holdover ............................................................   36

ARTICLE 9. ................................................................   37
  9.1 No Merger ...........................................................   37
  9.2 Surrender ...........................................................   37


                                      (i)

  9.3  Separability; Binding Effect .......................................   37
  9.4  Counterparts .......................................................   37
  9.5  Recording of Lease .................................................   37
  9.6  No Brokers .........................................................   38
  9.7  Governing Law ......................................................   38
  9.8  Waiver of Jury Trial ...............................................   38
  9.9  Conveyance by Landlord .............................................   38
  9.10 Relationship of the Parties ........................................   38
  9.11 Representation by Counsel ..........................................   38
  9.12 Access to Premises .................................................   38
  9.13 Showing ............................................................   39
  9.14 True Lease .........................................................   39
  9.15 Landlord's Consent and Standards ...................................   39
  9.16 Quiet Enjoyment ....................................................   30
  9.17 Force Majeure ......................................................   40


Schedule A: Legal Description
Schedule B: Permitted Exceptions
Schedule C: Lease Term
Schedule D: Basic Rent
Schedule E: Stipulated Loss Value
Schedule F: Determining Fair Market Value for Rejectable Purchase Offer Schedule G: Related Leases


                                      (ii)

                              INDEX OF DEFINITIONS

                                                                         Section
                                                                         -------
Additional Rent ......................................................... 1.4(b)
Alterations ............................................................. 3.7(a)
Architect ............................................................... 3.5(b)
Basic Rent .............................................................. 1.4(a)
Casualty ................................................................ 3.2(a)
Commencement Date ....................................................... 1.3(a)
Compensation ............................................................ 3.2(a)
Condemnation ............................................................ 3.2(a)
Default Rate ............................................................ 1.4(b)
Easements ............................................................... 3.8(a)
Environmental Laws ................................................... 7.1(a)(i)
Event of Default ........................................................ 5.1(a)
Equipment .......................................................... 1.1(a)(iii)
Extended Terms .........................................................  1.3(a)
Fair Market Rent ........................................................ 1.4(a)
Force Majeure ............................................................. 9.17
Guarantor .......................................................... 5.1(a)(iii)
Hazardous Substance ................................................ 7.1(a)(iii)
Impositions ............................................................. 2.2(a)
Improvements ........................................................ 1.1(a)(ii)
Indenture .................................................................. 2.2
Investment Grade Rating ................................................. 3.5(e)
Junior Indenture ........................................................ 3.6(c)
Junior Lenders .......................................................... 3.6(c)
Land ................................................................. 1.1(a)(i)
Landlord .......................................................... Heading; 9.9
Lease .................................................................. Heading
Lease Termination Date .................................. 3.1(a); 3.2(b); 3.2(c)
Legal Requirements ...................................................... 2.2(b)
Lender .................................................................. 2.4(a)
Liquidated Damages ...................................................... 5.1(g)
Loan .................................................................... 3.4(a)
Major Condemnation ...................................................... 3.2(c)
Make Whole Premium ...................................................... 3.2(d)
Material Alteration ..................................................... 3.7(a)
Net Proceeds ............................................................ 3.2(a)
Payment Dates ........................................................... 1.4(a)
Permitted Exceptions ............................................... 1.1(a)(iii)
Policy Expiration Date .................................................. 3.6(e)
Premises ................................................................ 1.1(a)
Primary Term ............................................................ 1.3(a)
REA ..................................................................... 3.8(b)
Regulated Activity ................................................. 7.1(a)(iii)
Rejectable Purchase Offer ............................................... 3.2(e)
Restoration Cost ........................................................ 3.5(a)
Stipulated Loss Value ................................................... 3.2(e)
Tenant ................................................................. Heading

                                     (iii)

Tenant's Personal Property ......................................... 1.1(a)(iii)
Term .................................................................... 1.3(a)
Total Condemnation ...................................................... 3.2(b)
Treasury Rate ........................................................... 5.1(g)
Work .................................................................... 3.7(a)

                                      (iv)

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT, dated as of December ____, 2000 (this "Lease"), is made and entered into among CPSIEE, LLC, a Delaware limited liability company, LLC, a Delaware limited liability company, (together with its respective successors and assigns, herein called "Landlord", having an address at c/o CB Richard Ellis Investors, L.L.C., 865 S. Figueroa Street, Suite 3500, Los Angeles, California 90017-2543, and Southwest Medical Associates, Inc., a Nevada corporation (together with its successors and assigns, herein called "Tenant"), having an address at 2716 N. Tenaya Way, Las Vegas, Nevada 89126.

                                   ARTICLE 1.

1.1 Lease of Premises; Title and Condition.

      (a) In consideration of the rents and covenants herein stipulated to be paid and performed by Tenant and upon the terms and conditions herein specified, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the "Premises") consisting of:

            (i) that certain parcel of land more particularly described on Schedule A attached hereto and made a part hereof, together with all of the Landlord's right, title and interest, if any, in and to (1) all easements, rights-of-way, appurtenances, and other rights and benefits belonging to the parcel of land, and (2) all public or private streets, roads, avenues, alleys, or passageways, open or proposed, on or abutting each of the parcels of land, and any award made or to be made in lieu thereof (collectively, the "Land"); and

            (ii) all buildings located on the Land, together with all plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, equipment, ducts and pipes attached to or comprising a part thereof (the "Improvements"); and

            (iii) all machinery and equipment owned by Landlord and located on, attached, affixed or incorporated into the Land and Improvements including, without limitation, all floor coverings, lighting, appliances, telephone wiring and jacks, and other miscellaneous fixtures and equipment now or hereafter located on the Land and used in the operation of the Improvements (the "Equipment").

Notwithstanding anything to the contrary in the foregoing, the Premises and the Equipment do not include Tenant's personal property, Tenant's or any sublessee's tradenames or trademarks or the right to use the same (collectively, the "Tenant's Personal Property "), which shall remain the property of Tenant, or its affiliates, as the case may be.

The Premises are leased to Tenant in their present condition without representation or warranty by Landlord and subject to the rights of parties in possession, to the existing state of title and any state of facts which an accurate survey or physical inspection might reveal, to all applicable Legal Requirements (as hereinafter defined) now or hereafter in effect and subject to those matters listed in Schedule B attached hereto and made a part hereof (the "Permitted Exceptions").

      (b) Tenant has examined the Premises and title to the Premises and has found all of the same satisfactory for all purposes. Tenant acknowledges that Tenant is fully familiar with the physical condition of the Premises and that the Landlord makes no representation or warranty, express or implied, with respect to same. THE LEASE OF THE PREMISES IS ON AN "AS IS" BASIS, IT BEING AGREED THAT TENANT WILL LEASE THE PREMISES IN THEIR PRESENT CONDITION, WITH ALL FAULTS. LORD HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATIVE TO THE PREMISES OR ANY COMPONENT PART THEREOF. Tenant acknowledges and agrees that no representations or warranties have been made by Landlord, or by any person, firm or agent acting or purporting to act on behalf of Landlord, as to (i) the presence or absence on or in the Premises of any particular materials or substances (including, without limitation, asbestos, hydrocarbons or hazardous or toxic substances), (ii) the condition or repair of the Premises or any portion thereof, (iii) the value, expense of operation or income potential of the Premises, (iv) the accuracy or completeness of any title, survey, structural reports, environmental audits or other information provided to Tenant by any third party contractor relative to the Premises (regardless of whether the same were retained or paid for by Landlord), or (v) any other fact or condition which has or might affect the Premises or the condition, repair, value, expense of operation or income potential thereof. Tenant represents that the officers of Tenant are knowledgeable and experienced in the leasing of properties comparable to the Premises and agrees that Tenant will be relying solely on Tenant's inspections of the Premises in leasing the Premises. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY THE LORD OF, AND THE LORD DOES HEREBY DISCLAIM, ANY AND ALL WARRANTIES BY THE LORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE, AND TENANT HEREBY ACKNOWLEDGES AND ACCEPTS SUCH EXCLUSION, NEGATION AND DISCLAIMER.

1.2 Use. Tenant may use the Premises for any lawful purpose, but may not change the current use if such change would materially increase the risk of violating an Environmental Law. Landlord and its agents and designees may enter upon and examine the Premises at reasonable times, subject to the provisions of Section
9.12. In no event shall the Premises or any portion thereof be used for any purpose which violates any of the provisions of this Lease, including but not limited to, provisions with respect to compliance with Legal Requirements (as defined in Section 2.2 (b) hereof) and other recorded covenants, restrictions or agreements which are applicable to the Premises. Tenant shall not use, occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises in a manner which would (i) violate any certificate of occupancy or equivalent certificate affecting the Premises or violate any zoning or other Law, ordinance or regulation, (ii) make void or voidable any insurance then in effect with respect to the Premises, (iii) materially and adversely affect in any manner the ability of Tenant to obtain fire and other insurance which Tenant is required to furnish hereunder, (iv) cause any injury or damage to the Improvements which is not repaired in accordance with the provisions of this Lease, (v) violate any provision of an applicable ground lease, or (vi) constitute a public or private nuisance or waste. Tenant shall not conduct its business operation in the Premises unless and until (and only during such time as) all necessary certificates of occupancy, permits, licenses and consents from any or all appropriate governmental authorities have been obtained by Tenant, at Tenant's sole cost and expense, and are in full force and effect.

1.3 Terms.

      The Premises are leased for a primary term (the "Primary Term") covering the period shown on Schedule C attached hereto to the right of the words "Primary Term", and, at Tenant's option, for up to five (5) five year consecutive additional terms (the "Extended Terms"), unless and until the term of this Lease shall expire or be terminated pursuant to any provision hereof. The Primary Term and each Extended Term (collectively, the "Term") shall commence and expire on the dates set forth in Schedule C attached hereto and made a part hereof. "Commencement Date" shall refer to the commencement date of the Primary Term.

So long as no Event of Default shall have occurred and be continuing, Tenant may elect to exercise its option to extend the term of this Lease for an Extended Term by giving written notice thereof to Landlord not later than (i) 365 days prior to the expiration of the Primary Term, with respect to the first Extended Term, and (ii) 365 days prior to the expiration of the then current Term, with respect to any other Term. If Landlord and Tenant cannot agree in writing on the Fair Market Rent of the Premises, Tenant's notice of election to extend the term of this Lease for the first Extended Term shall be accompanied by an appraisal of the then Fair Market Rent of the Premises prepared by an Appraiser. "Appraiser" shall mean a member of the Appraisal Institute, in good standing, holding the MAI designation and who is licensed in the State of Nevada (or associated with a nationally recognized firm if permitted under applicable law) and who is familiar with the Nevada market and single-tenant properties with comparable or similar uses. Subject to Tenant's right to rescind its notice to extend the Term as provided in Section 1.4(a) hereof, such notice shall automatically extend the term of this Lease for the Extended Term selected, without further writing; provided, however, either party, upon request of the other, shall execute and acknowledge, in form suitable for recording, an instrument confirming any such extension. Each Extended Term shall be upon the same terms as provided in this Lease for the Primary Term, except as otherwise stated herein. Tenant shall not be entitled to extend the term of this Lease for any Extended Term unless Tenant shall have extended the term of this Lease for the preceding Extended Term, if any.

1.4 Rent.

      (a) Tenant shall pay to Landlord (or to such other party as Landlord may from time to time specify in writing at least ten days before Tenant makes payment) by federal funds wire transfer in immediately available funds (in U.S. Dollars) as basic rent for the Premises during the Primary Term the amounts set forth in Schedule D attached hereto and made a part hereof (the "Basic Rent") on the dates set forth therein (or if any such date falls on a day which is not a Business Day (defined as any day other than a Saturday or Sunday or other day on which the banks in New York, New York are authorized or required to be closed), the next succeeding Business Day, the " Payment Dates"), to such account as Landlord from time to time may designate.

      Tenant shall pay Basic Rent for the Extended Terms, if any, in the same manner as required for the Primary Term, monthly in advance beginning on the 15th day of the first month of the First Extended Term and on the 15th day of each month thereafter for the remainder of the Term. The Basic Rent for each month of the first year of the first Extended Term shall be equal to the greater of (i) 101.5% of the Basic Rent for the last month of the Primary Term and (ii) the Fair Market Rent for the Premises as of the commencement of the first Extended Term. The annual Basic Rent for the second year of the first Extended Term and for each year thereafter for the remainder of the Term shall be increased by 1.5% annually, but 1/12 of such annual Basic Rent shall be payable each month in advance.

      The term "Fair Market Rent" shall mean the rental value of the Premises under the terms and conditions of this Lease and determined at the time in question. If Landlord and Tenant agree upon the Fair Market Rent of the Premises at the time the notice to extend is given, the Fair Market Rent shall be as agreed. If Landlord is in agreement with the appraisal delivered by Tenant pursuant to Section 1.3 above, such appraisal, if any, shall determine the Fair Market Rent. If Landlord gives Tenant written notice of its disapproval (the "Disapproval Notice") of Tenant's appraisal (to be delivered by Landlord within 30 days after Landlord's receipt of Tenant's appraisal) Fair Market Rent shall be determined in accordance with the following procedure:

      Within thirty days after the delivery of the Disapproval Notice, Landlord shall submit to Tenant an appraisal of Fair Market Rent of the Premises, prepared by an Appraiser. If the higher of the two appraised values determined by the Appraisers for Landlord and Tenant is less than or equal to 105% of the lower appraised value, then Fair Market Rent shall be set at the average of the two appraised values. If the two appraised values differ by more than five percent, then Landlord's appraiser and Tenant's appraiser shall jointly, within thirty days after delivery of the Disapproval Notice, choose a third Appraiser who shall, within fifteen days after receipt of both Landlord's and Tenant's appraisals, choose one of the two appraised values as the Fair Market Rent. The Fair Market Rent, as determined by the foregoing arbitration procedure, shall be binding upon both Tenant and Landlord. If Fair Market Rent determined in accordance with the procedure set forth in this paragraph exceeds 105% of the Fair Market Rent given by the Tenant's Appraiser, the Tenant shall have the right to rescind its notice to extend the term of this Lease within 15 days after such determination of Fair Market Rent by giving Landlord written notice of such rescission. Whether or not Tenant rescinds its notice to extend the term of this Lease, the fees and expenses of the Appraisers shall be borne by Tenant.

      (b) All taxes, costs, expenses and amounts which Tenant is required to pay pursuant to this Lease (other than Basic Rent), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rent ("Additional Rent"). If Tenant shall fail to pay any such Additional Rent or any other sum due hereunder when the same shall become due, Landlord shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of any Basic Rent and shall, except as expressly provided herein, have the right to pay the same on behalf of Tenant. Tenant shall pay to Landlord interest, at a rate (the "Default Rate") equal to the lesser of fifteen percent per annum and the maximum rate permitted by law, on all overdue Basic Rent from the due date thereof until paid and on all overdue Additional Rent and all other sums due hereunder, from the end of the third Business Day after delivery of written notice of default to Tenant. In addition, if Tenant fails to make any payment of Basic Rent, Additional Rent or other sums payable hereunder to Landlord within three Business Days after delivery of written notice to Tenant that any such Basic Rent, Additional Rent or other sum payable hereunder has not been paid on the due date thereof, Tenant shall pay a late charge equal to four percent (4%) of the amount past due. Tenant shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent, Additional Rent and any other sum due hereunder when due and payable, without offset, notice or demand.

                                   ARTICLE 2.

2.1 Net Lease.

      (a) This Lease is a net lease and, any present or future law to the contrary notwithstanding, shall not terminate except as otherwise expressly provided herein, nor shall Tenant be entitled to any abatement, reduction, diminution, set-off, counterclaim, defense (except for the defense that the performance or payment has been made) or deduction with respect to any Basic Rent, Additional Rent or other sums payable hereunder, nor shall Tenant be excused from the performance of its obligations hereunder, by reason of: any damage to or destruction of the Premises or any portion thereof; any defect in the condition, design, operation or fitness for use of the Premises or any portion thereof; any taking of the Premises or any part thereof by condemnation or otherwise; any prohibition, limitation, interruption, cessation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any person; any eviction by paramount title or otherwise; any default by Landlord hereunder or under any other agreement; the impossibility or illegality of performance by Landlord, Tenant or both; any action of any governmental authority (including, without limitation, changes in Legal Requirements); construction on or renovation of the Premises; or any failure in the Premises to comply with applicable laws, Legal Requirements, or any other cause whether similar or dissimilar to the foregoing. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period which ends on the expiration or earlier termination of the Term in accordance with the provisions hereof (whether or not the same shall become payable during the Term or thereafter) shall be paid by Tenant. It is the purpose and intention of the parties to this Lease that the Basic Rent, Additional Rent and other sums payable to Landlord hereunder shall be absolutely net to Landlord and that this Lease shall yield, net to Landlord, the Basic Rent, Additional Rent, and other sums payable to Landlord as provided in this Lease. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

      (b) Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

      (c) Tenant waives all rights to surrender this Lease, or to any abatement or deferment of Basic Rent, Additional Rent or other sums payable hereunder. Tenant waives all rights to terminate this Lease, except in the case of a Total Condemnation, Major Condemnation or Major Casualty in accordance with the provisions of Article 3.

2.2 Taxes and Assessments; Compliance with Law.

      (a) Subject to Tenant's right to contest pursuant to Section 2.6 of this Lease, Tenant shall pay, prior to delinquency, all "Impositions", which are defined as: (i) all taxes (including, without limitation, those described in (iii) below), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Lease), excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, and any interest and penalties thereon which are, at any time prior to or during the Primary Term or any Extended Term hereof, imposed or levied upon or assessed against or which arise with respect to (A) the Premises, (B) any Basic Rent, Additional Rent or other sums payable hereunder, (C) this Lease or the leasehold estate hereby created or (D) the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account deductions with respect to depreciation, interest, taxes or ordinary and necessary business expenses, in each case relating to the Premises) imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other sums payable hereunder; (iii) all sales (including those imposed on lease rentals), value added, ad valorem, gross receipts, use and similar taxes at any time levied, assessed or payable on account of the acquisition, ownership, leasing, operation, possession or use of the Premises; (iv) all transfer, recording, stamp and real property gain taxes incurred upon the sale or transfer, or other disposition of the Premises or any interest therein to Tenant or the foreclosure of the Premises, (v) all offers, claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might create a lien on the Premises, (vi) all charges of utilities, communications and similar services serving the Premises, and (vii) any other tax relating to the Premises resulting from any law enacted or adopted or amended after the date of this Lease imposed on Landlord pursuant to any deed of trust or mortgage creating a first mortgage lien on the Premises ("Indenture"). Notwithstanding the above, Tenant shall not be required to pay any franchise, estate, inheritance, transfer, net income or similar tax of Landlord (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Tenant is required to pay pursuant to this Section 2.2 (a). Subject to Tenant's right to contest pursuant to Section 2.6 of this Lease, Tenant will furnish to Landlord, within 30 days after the due date thereof, proof of payment of all Impositions. If any such Imposition may legally be paid in installments, Tenant may pay such Imposition in installments; in such event, Tenant shall be liable only for installments that become due and payable during the Term hereof.

      (b) Tenant shall comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to (i) all laws, ordinances and regulations, and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, both foreseen and unforeseen and ordinary and extraordinary applicable to the Premises or the ownership, operation, use or possession thereof and (ii) all contracts (including, but not limited to, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies)), covenants, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof (collectively, "Legal Requirements"), including but not limited to all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes. Notwithstanding the foregoing, Legal Requirements shall not include any contracts, covenants, conditions or restrictions applicable to the Premises which are hereafter voluntarily entered into by Landlord without the consent or approval of Tenant (which approval shall not be unreasonably withheld or delayed), unless Landlord is required to enter into such contract, covenant, condition or restriction by any governmental or quasi-governmental entity. Tenant's failure to comply with any such contract, covenant, condition or restriction required by any governmental or quasi-governmental entity to be entered into by Landlord shall not constitute a default by Tenant hereunder prior to Tenant's receipt of notice or knowledge thereof.

2.3 Liens. Subject to Tenant's right to contest pursuant to Section 2.6 of this Lease, Tenant will act promptly to remove and discharge any charge, lien, security interest or encumbrance upon the Premises or any Basic Rent, Additional Rent or other sums payable hereunder which arise for any reason, including all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Premises, but not including
(i) the Permitted Exceptions, and (ii) any mortgage, charge, lien, security interest or encumbrance created by Landlord without the consent of Tenant (it being agreed that an Indenture for purposes of this sentence will be deemed to have been created without the consent of Tenant). Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof which would result in any liability of the Landlord for the payment therefor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in the Premises.

2.4 Indemnification.

      (a) Tenant agrees to defend, indemnify, and hold harmless Landlord and Lender from and against any and all liabilities, losses, damages, penalties, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from the Premises and the use, occupancy, condition, design, construction, maintenance, repair or rebuilding of the Premises, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom or occurring thereon, whether or not Landlord or Lender has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim; but with respect to Landlord (and not as to Lender) except to the extent that any such liability, loss, damage, penalty, expense, cause of action, suit, claim, demand or judgment is the result of the gross negligence of Landlord or the intentional wrongful act of Landlord. In case any action or proceeding is brought against Landlord or the mortgagee or beneficiary under an Indenture ("Lender") by reason of any such claim against which Tenant has agreed to defend, indemnify, and hold harmless pursuant to the preceding sentence, Tenant covenants upon notice from Landlord or Lender to defend Landlord and Lender in such action, with the expenses of such defense paid by Tenant, and Landlord will cooperate and assist in the defense of such action or proceeding if reasonably requested by Tenant.

      (b) The obligations of Tenant under this section 2.4 shall survive the expiration or earlier termination of this Lease.

2.5 Maintenance and Repair.

      (a) Tenant acknowledges that it has received the Premises in good order and repair. Tenant, at its own expense, will maintain all parts of the Premises (including all parking areas) in good repair and condition and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in good repair and condition. Landlord shall not be required to maintain, repair or rebuild all or any part of the Premises. Tenant waives the right to (i) require Landlord to maintain, repair or rebuild all or any part of the Premises, or (ii) make repairs at the expense of Landlord pursuant to any Legal Requirement, contract, covenant, condition or restriction set forth in subsection 2.2(b)(ii), at any time in effect.

      (b) If all or any part of the Improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises, or any Legal Requirements, or shall hinder, obstruct or impair any easement or right-of-way to which the Premises are subject, then, promptly after written request of Landlord (unless such encroachment, violation, hindrance, obstruction or impairment is a Permitted Exception) or of any person so affected, Tenant shall, at its expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom, or (ii) make such changes, including alteration or removal, to the Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments, provided that, if Landlord's consent is required for such changes pursuant to this Lease, Landlord's consent shall have been obtained, which consent shall not be unreasonably withheld.

2.6 Permitted Contests.

      (a) After prior written notice to Landlord and Lender, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, or
(iii) discharge or remove any lien or encumbrance so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Premises, any Basic Rent, or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, (E) the cancellation of any fire or other insurance policy.

      (b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or (iii) defeasance of its interest in the Premises.

      (c) Tenant agrees that each contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay, indemnify, defend and save Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed therein, together with all penalties, fines, interest and expenses thereof, and perform all acts the performance of which shall be ordered as a result thereof. The obligations of Tenant under this Section 2.6 (c) shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 3.

3.1 Omitted

3.2 Condemnation and Casualty.

      (a) General Provisions. Subject to Tenant's rights to utilize or obtain the same in accordance with Section 3.5, Tenant hereby irrevocably assigns to Landlord any award, compensation or insurance payment to which Tenant may become entitled by reason of Tenant's interest in the Premises (i) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain ("Condemnation") or (ii) if the Premises or any part thereof is damaged or destroyed by fire, flood or other casualty (" Casualty ") (all awards, compensations, and insurance payments on account of any Condemnation or Casualty (net of any amounts applicable to Tenant's Personal Property) are hereinafter collectively called "Compensation"). In the event of any Casualty, or in the event of a Condemnation or threatened Condemnation, Tenant shall give prompt written notice thereof to Landlord (which notice shall set forth Tenant's good faith estimates of the cost of repairing or restoring any damage or destruction caused thereby, or, if Tenant cannot reasonably estimate the anticipated cost of restoration, Tenant shall nonetheless give Landlord prompt notice of the occurrence of any such Casualty or Condemnation, and will diligently proceed to obtain estimates to enable Tenant to quantify the anticipated cost of such restoration, whereupon Tenant shall promptly notify Landlord of such good faith estimate). Landlord and Lender may participate in any such proceeding or action to negotiate, prosecute and adjust any claim for any Compensation, and Landlord (or if required by an Indenture, Lender) shall collect any such Compensation. Tenant shall pay all reasonable costs and expenses of Tenant, Landlord and Lender in connection with each such proceeding, action, negotiation, prosecution and adjustment. If an Event of Default shall have occurred and be continuing or in the case of any Condemnation or Major Casualty where Tenant is not purchasing the Premises pursuant to Section 3.2, Landlord shall have the sole right to conduct and control such proceedings, actions, negotiations, prosecutions and adjustments; otherwise, Tenant shall initiate, conduct and control any such proceeding, action, negotiation, prosecution or adjustment. All Compensation shall be applied pursuant to the applicable provisions of Article 3, and all such Compensation (less the reasonable costs and expenses of Landlord, Tenant and Lender, if applicable, in collecting such Compensation), is herein called the "Net Proceeds".

      (b) Total Condemnation. Subject to the provisions of Section 3.2(f) below, if a Condemnation consists of a total taking of the Premises ("Total Condemnation"), then this Lease shall terminate on the first Payment Date (the "Lease Termination Date") which occurs not less than 120 days and not more than 150 days after receipt of the notice of such condemnation from Tenant pursuant to Section 3.2(a).

      (c) Major Condemnation and Major Casualty. If a Condemnation is not a Total Condemnation but it renders the Premises unsuitable for restoration for continued use and occupancy in Tenant's business (a "Major Condemnation"), or if a Casualty shall occur and the Restoration Cost shall exceed 50% of the Stipulated Loss Value ("Major Casualty"), then Tenant may terminate this Lease on the Lease Termination Date (defined below) by delivering to Landlord and if required by an Indenture, Lender, in both cases, not later than thirty days after such Major Condemnation or Major Casualty: (i) notice of its intention to terminate this Lease on the first Payment Date (the "Lease Termination Date") which occurs not less than 120 days and not more than 150 days after the delivery of such notice (it being understood that in all events under this Lease, the Lease Termination Date must be on a Payment Date) and (ii) a certificate of Tenant stating that Tenant has determined in good faith in the case of a Major Casualty, that the Restoration Cost exceeds 50% of the Stipulated Loss Value, or in the case of a Major Condemnation that such Major Condemnation has rendered the Premises unsuitable for restoration for continued use and occupancy in Tenant's business, and (iii) documentation to the effect that termination of this Lease will not be in violation of any agreement then in effect with which Tenant is obligated to comply pursuant to this Lease. If the Lease Termination Date occurs during the Primary Term, such notice must be accompanied by a Rejectable Purchase Offer, as described in Section 3.2(e), in which event the provisions of such Section shall be controlling. If Tenant does not give notice of termination in accordance with this Section 3.2(c), then the Lease shall remain in full force and effect and there shall be no reduction or abatement of rent despite the Major Condemnation or Major Casualty.

      (d) Payments; Adjustment to Basic Rent. If this Lease terminates due to a Total Condemnation, a Major Condemnation, or a Major Casualty under Sections
3.2 (b) or (c), then: (i) any Net Proceeds (other than those specifically relating to the Tenant's Personal Property) payable in connection with the Total Condemnation, Major Condemnation, or a Major Casualty (or the right to receive the same when made if payment therefor has not yet been made) shall be assigned or paid and belong to the Landlord or if required by an Indenture, Lender (unless the Premises are being transferred to the Tenant pursuant to Section 3.2
(f) (purchase) in which case the Net Proceeds shall be assigned or paid to Tenant), (ii) the Tenant shall pay to the Landlord all Basic Rent accrued as of such Lease Termination Date and all other amounts then accrued or due and payable by the Tenant under this Lease and (iii) if an Event of Default has occurred and is continuing, Tenant shall pay to Landlord any Make Whole Premium. The "Make Whole Premium" shall have the meaning set forth in an Indenture, or if not defined in an Indenture, shall mean the amount which Landlord is obligated to pay in excess of outstanding principal and accrued interest in connection with a prepayment or defeasance of an Indenture.

      (e) Rejectable Purchase Offer. If during the Primary Term, there is a Major Condemnation or a Major Casualty for which Tenant gives timely notice of termination under Section 3.2 (c) or a Total Condemnation, Tenant shall deliver to Landlord (in addition to the items set forth in Section 3.2 (a) and (c) above), no later than thirty (30) days after such Total or Major Condemnation or Major Casualty, an appraisal of the Premises in accordance with Schedule F and a written offer ("Rejectable Purchase Offer") to purchase Landlord's interest in the Premises on the Lease Termination Date for a price equal to the greater of
(i) the then Fair Market Value of the Premises (determined in accordance with Schedule F) and (ii) the amount ("Stipulated Loss Value") set forth on Schedule
E. Within 90 days of the date Landlord receives the Rejectable Purchase Offer, Landlord shall deliver written notice of its election to either accept or reject Tenant's Rejectable Purchase Offer (with a failure to respond constituting an acceptance of such Rejectable Purchase Offer). Any rejection by Landlord of a Rejectable Purchase Offer shall comply with and be accomplished in accordance with the provisions of Section 3.4.

      (f) Acceptance of Rejectable Purchase Offer. In the event of an acceptance or deemed acceptance of a Rejectable Purchase Offer, on the applicable Lease Termination Date, (i) Tenant shall, by wire transfer of immediately available funds, pay to Landlord the applicable price, together with all Basic Rent, Additional Rent and other sums accrued or due and payable under this Lease as of the applicable Lease Termination Date and, if an Event of Default has occurred and is continuing, the Make Whole Premium (ii) the Net Proceeds with respect to the Premises shall be assigned or turned over to the Tenant upon Tenant's payment of the amounts set forth in this subsection (or if any Net Proceeds have been applied to a Loan, such amount shall be credited against Tenant's payment obligation under this subsection) and (iii) Landlord shall convey to Tenant fee simple title in the Premises (to the extent any portion has not been condemned) subject only to the Permitted Exceptions (which shall not include my mortgage created by

Landlord) and any other liens, charges, restrictions or encumbrances created by Tenant or any of its creditors, employees, contractors, or agents or created by Landlord pursuant to the express terms hereof or with Tenant's consent. Tenant shall pay (i) all charges incident to such conveyance, including, without limitation, reasonable counsel fees, escrow fees, recording fees, title insurance premiums, transfer taxes and all other applicable taxes (other than any income or franchise taxes of Landlord) which may be imposed by reason of such conveyance and the delivery of said deed or conveyance and other instruments and (ii) all costs and expenses incurred by Landlord in connection with a prepayment of all or any portion of the indebtedness secured by an Indenture, including, without limitation, reasonable attorneys' fees and expenses of Landlord and Lender and any revenue, documentary stamp or intangible taxes. Upon the completion of Tenant's purchase of the Premises but not prior thereto (whether or not any delay or failure in the completion of such purchase shall be the fault of Landlord), this Lease shall terminate except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have arisen on or prior to such completion of purchase.

3.3   Omitted.

3.4 Rejection of Rejectable Purchase Offer; Notice to Lender of Rejectable Purchase Offer.

      (a) So long as a loan which is secured by a first mortgage lien on Landlord's interest in the Premises (hereinafter, a "Loan") is outstanding, Tenant shall deliver to Lender, concurrently with the delivery thereof to Landlord, a copy of any Rejectable Purchase Offer together with copies of all items required to be delivered pursuant to Section 3.2 (a) and (c).

      (b) If the Landlord rejects a Rejectable Purchase Offer by a timely written notice to the Tenant, then: (i) this Lease shall terminate on the Lease Termination Date (ii) any Net Proceeds (other than those specifically relating to the Tenant's Personal Property) payable in connection with the Condemnation or Casualty (or the right to receive the same when made if payment therefor has not yet been made) shall be assigned or paid and belong to the Landlord and
(iii) the Tenant shall pay to the Landlord all Basic Rent accrued as of such Lease Termination Date and all other amounts then accrued or due and payable by the Tenant under this Lease. During such time as an Indenture encumbers the Premises, no rejection of a Rejectable Purchase Offer shall be effective unless countersigned by the Lender.

3.5   Restoration.

      (a) Following a Condemnation or Casualty for which Tenant is not permitted to give or, if permitted, does not give notice of its intention to terminate this Lease as provided in Section 3.2, this Lease shall continue in full force and effect and Tenant shall, at its expense, promptly restore the Premises in conformity with the requirements of Sections 2.5 and 3.7 (in the case of Condemnation, as nearly as practicable) to the condition and fair market value thereof immediately prior to such occurrence for if the Premises were under renovation at such time, to the planned condition and projected fair market value thereof at the time of completion of renovation). Prior to such restoration, Tenant shall deliver its reasonable estimate of the cost thereof, which shall be subject to the approval of Landlord and Lender, which approval shall not be unreasonably withheld (the cost approved by Landlord and Lender is referred to as the "Restoration Cost").

      (b) If the repair constitutes a Material Alteration, the Restoration Cost must be confirmed by an architect reasonably acceptable to Landlord and Lender (an "Architect").

      (c) The Restoration Cost shall be paid first out of Tenant's own funds to the extent that the Restoration Cost exceeds the Net Proceeds payable in connection with such occurrence. To the extent that an Indenture requires that Tenant or Landlord deliver its portion of the Restoration Costs to Lender (or other security acceptable to Lender), Tenant shall deliver the same to Lender. In addition, in such event the Restoration Cost shall be disbursed in accordance with the procedure set forth in subsection (e) of this Section below. If the Net Proceeds relate to a Casualty which is not a Major Casualty and no Event of Default shall exist at the time of the Casualty or at the time of disbursement of Net Proceeds, then any Net Proceeds remaining after final payment has been made for such work and after Tenant has been reimbursed for any portions it contributed to the Restoration Cost shall be retained by Tenant so long as the Premises are restored to the condition and market value thereof immediately prior to the Casualty. If the Net Proceeds relate to a Major Casualty or if an Event of Default has occurred and is continuing, Lender may apply any Net Proceeds towards payment of an Indenture, which payment shall not relieve Tenant of any of its obligations hereunder. If the Net Proceeds relate to a Condemnation other than a Total or Major Condemnation, no adjustment shall be made in the Basic Rent and the Net Proceeds remaining after final payment for the work and after Tenant has been reimbursed for any portions it contributed to the Restoration Cost shall be paid as follows: (i) to Lender until the outstanding balance of a Loan allocable to the Premises has been paid in full
(ii) from any remaining Net Proceeds, the amount allocable to the loss of use of the Premises during the remainder of the Primary Term (or if the Condemnation occurs during an Extended Term, then the Net Proceeds allocable to loss of use of the Premises during the remainder of the then current Extended Term) shall be retained by Tenant, (iii) any balance shall be retained by Landlord. In the event of any temporary Condemnation, this Lease shall remain in full force and effect and the Net Proceeds shall be delivered to Landlord or, if required by an Indenture, Lender, to be applied towards the payment of Basic Rent as the same becomes due (with any balance delivered to Tenant and any deficiency payable by Tenant); provided, however, that such portion of the Net Proceeds allocable to the period after the expiration or termination of the Primary Term (or if the Condemnation occurs during an Extended Term, then after the expiration of the then current Extended Term) shall be paid to Landlord, or if required by an Indenture, Lender. If the cost of any rebuilding, replacement or repair required to be made by Tenant pursuant to this Section 3.5 shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Tenant. Tenant shall not be entitled to disbursements of the Net Proceeds if an Event of Default has occurred and is continuing.

      (d) The Basic Rent and the Additional Rent payable under the provisions of this Lease shall not be affected, altered or reduced by any Casualty or Condemnation (except as specifically set forth in this Article with respect to a termination of the Lease upon payment of the amounts required therein). Tenant's obligation to continue to pay Basic Rent and Additional Rent shall continue notwithstanding any such Condemnation or Casualty.

      (e) If the Restoration Costs are required to be held by Landlord or Lender pursuant to this Lease, then, as long as an Indenture is outstanding, Landlord hereby directs that such Net Proceeds shall be held by Lender and shall be paid out from time to time to Tenant as the work progresses (less any cost to Lender or Landlord of recovering and paying out such proceeds, including, without limitation, reasonable attorneys', trustees' or escrow fees relating thereto and costs allocable to inspecting the work and the plans and specifications therefor), subject to each of the following conditions:

            (i) At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded.

            (ii) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including Architect's certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanic's lien claims.

            (iii) Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

            (iv) No disbursement made prior to final completion of any item of work (in accordance with Section 3.7 (a)(v)) shall cause the aggregate amount disbursed with respect to such item of work to exceed 90% of the value of the portion of such item of work which has been completed if, at the time of such disbursement, (x) an Event of Default has occurred and is continuing, or (y) neither Tenant nor Guarantor has an Investment Grade Rating. As used herein "Investment Grade Rating" shall mean a long term unsecured debt rating of BBB or better by Fitch IBCA, Inc., or any successor thereto.

            (v) Net Proceeds held by Landlord or Lender in accordance with this Section shall be held in a separate federally insured interest bearing account. Any interest earned on the Net Proceeds shall be a part of the Net Proceeds, and shall be disbursed in accordance with this Lease.

      (f) Notwithstanding any other provision of this Section, if either Tenant or a Guarantor is then currently maintaining an Investment Grade Rating and in Tenant's reasonable judgment the cost of the Work (as hereinafter defined) is less than $500,000, such Work can be completed in less than one hundred twenty (120) days (subject to Force Majeure) and no Event of Default has occurred and is continuing and if allowed pursuant to the provisions of an Indenture, then Landlord, upon request by Tenant, shall permit Tenant to apply for and receive the Net Proceeds directly from the insurer or payor thereof (and Landlord shall advise such insurer or payor and Lender to pay over such Net Proceeds directly to Tenant), provided that Tenant shall promptly and diligently commence and complete such Work in a good and workmanlike manner.

      (g) If an Event of Default shall have occurred and be continuing or if Tenant (i) shall fail to submit to Landlord or Lender for approval plans and specifications (if required pursuant to Section 3.7 (a) (i) hereof) for the Work (approved by the Architect and by all governmental authorities whose approval is required), (ii) after any such plans and specifications are approved by all such governmental authorities, the Architect, Landlord and Lender, shall fail to commence promptly such Work, (iii), shall fail to diligently prosecute such Work to completion (after Lender or Landlord has released the Net Proceeds if and to the extent provided for hereunder), or (iv) materially fail in any other respect to comply with the Work obligations under this Section, then in addition to all other rights available hereunder, at law or in equity, Landlord or Lender, or any receiver of the Premises or any portion thereof, upon fifteen days prior written notice to Tenant (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as either Landlord or Lender deems advisable (but such performance shall not cure the default of Tenant). In addition, if an Event of Default shall have occurred and be continuing, Lender may apply any Net Proceeds towards payment of a Loan, which payment shall not relieve Tenant of any of its obligations hereunder. Tenant hereby waives, for Tenant and all others holding under or through Tenant, any claim, other than for gross negligence or willful misconduct, against Landlord and Lender and any receiver arising out of any act or omission of Landlord or Lender or such receiver pursuant hereto, and Landlord or Lender may apply all or any portion of the Net Proceeds (without the need to fulfill any other requirements forth in this Section) to reimburse Landlord or Lender or such receiver, for all amounts incurred in connection with the Work, and any costs not reimbursed to such parties shall be paid by Tenant to Landlord (or such other party) on demand, together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid by Tenant.

3.6   Insurance.

      (a) Tenant will maintain insurance on the Premises of the following types and amounts:

            (i) Insurance against loss or damage to the Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy. Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time at Lender's request but not more frequently than once in any 12-month period, by agreement of Landlord, Lender and Tenant, or if not so agreed, at Tenant's expense, by the insurer or insurers or by an appraiser approved by Landlord. Such insurance policies may contain reasonable and necessary exclusions and deductible amounts not to exceed two percent of the Stipulated Loss Value.

            (ii) Worker's compensation insurance to the extent required by the law of the state in which the Premises are located.

            (iii) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

            (iv) Flood insurance in an amount equal to the full Replacement Cost of the Premises or the maximum amount available through National Flood Program or any successor program, whichever is less, if all or any portion of the Premises are located in an area which has been designated by the Secretary of Housing and Urban Development or by the Federal Emergency Management Agency as having special flood hazards, and if flood insurance is available under the National Flood Insurance Act.

            (v) So long as a Loan is still outstanding, if the Premises or any part thereof are situated in an area subsequently designated as a "Zone 3 or Zone 4 Earthquake Zone" by the Uniform Building Code, earthquake insurance in an amount equal to the replacement cost of the Improvements or the maximum amount of earthquake insurance available, whichever is the lesser, unless Lender waives this requirement in writing after review of a seismic report (prepared according to Lender's requirements) provided to Lender by Tenant, at Tenant's expense. Tenant represents that no part of the Premises are situated in an area currently designated as a "Zone 3 or Zone 4 Earthquake Zone" by the Uniform Building Code.

            (vi) Such other insurance (including without limitation, rent loss insurance in an amount equal to twelve months Basic Rent) as may from time to time be reasonably required by Landlord or, as required by an Indenture, by Lender in order to protect their respective interests, provided that such insurance is then customarily maintained by prudent owners or tenants with respect to improvements similar in character, location, use and occupancy to the Improvements or is then customarily required by prudent lenders with respect to mortgage loans secured by similar properties.

            (vii) Tenant shall also maintain commercial general public liability insurance insuring Tenant, with Landlord and Lender as additional insureds, against claims for bodily injury and property damage or for loss of life arising out of the occupation, ownership or use of the Premises, with coverage for personal injury, bodily injury and property damage of not less than $30 million combined single limit coverage per occurrence in the aggregate in any given policy year, or such greater limits as may be required from time to time by Landlord or, as required by an Indenture, Lender consistent with insurance coverage on properties similarly constructed, occupied and maintained.

      (b) Such insurance shall be issued by companies authorized to transact business in the state in which the Premises are located and having an A.M. Best Company rating of A or better and financial size category of not less than X, and a Standard & Poor's rating of A or better as to claims paying ability, provided that with respect to worker's compensation insurance such insurance company must have an A.M. Best Company rating of A or better and financial size category of not less than VIII. No casualty or other insurance policy maintained by Tenant hereunder shall provide for a deductible or self-insured retention in excess of $100,000.

      (c) Every such policy (other than any general public liability or worker's compensation policy) shall bear a mortgagee's loss payable clause or a mortgagee endorsement in favor of Lender and each other mortgagee or beneficiary (whether one or more, and together with its or their successors and assigns, the "Junior Lenders") under each mortgage, deed of trust or similar security instrument (other than an Indenture) creating a lien on the interests of Landlord in the Premises (the "Junior Indentures"), and any loss under any such policy shall be payable to Lender to be held and applied pursuant to this
Article 3.

      (d) Each policy (other than worker's compensation policy) shall provide that (i) it may not be canceled or materially changed except after 30 days prior notice to Landlord, Lender and the Junior Lenders, (ii) any losses otherwise payable thereunder shall be payable notwithstanding (A) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (B) the occupation or use of any of the Premises for purposes more hazardous than permitted by the provisions of such policy and (iii) the insurer thereunder waives all rights of subrogation against the Lender, Junior Lenders and Landlord and waives any right of set-off.

      (e) Tenant shall pay as they become due all premiums for the insurance required by this Section 3.6, shall renew or replace each policy, and shall deliver to Landlord, Lender and the Junior Lenders a certificate or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy at least thirty days prior to the Policy Expiration Date (as herein defined) of each policy. Each such policy shall provide that it shall not expire or terminate until the Landlord, Lender and Junior Lenders shall receive a notice from the insurer to the effect that a policy will expire on a date (the "Policy Expiration Date") which shall be thirty (30) days following the date of the receipt by Landlord, Lender and Junior Lenders of such notice. In the event of Tenant's failure to comply with any of the foregoing requirements of this Section 3.6 within five (5) business days of the giving of the written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

      (f) Anything in this Article 3 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Section 3.6 may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Section and includes an agreed upon amount endorsement for the Premises in an amount not less than the Stipulated Loss Value less the value of the Land and the footings, foundations and other parts of the Improvements which are not insurable. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Premises and the presence in the policy of provisions of the character required in this Section 3.6.

      (g) Any loss under any property damage insurance required to be maintained by Tenant shall be adjusted by Landlord, Lender and Tenant pursuant to the provisions of Section 3.2(a), provided, however, if an Event of Default shall have occurred and be continuing, Landlord and Lender shall have the sole right to make such adjustment and collection, but Tenant shall be entitled to any proceeds relating to Tenant's Personal Property (subject to Landlord's right to offset any amounts owed to Landlord under this Lease).

      (h) The requirements of this Section shall not be construed to negate or modify Tenant's obligations under Section 2.4.

3.7   Alterations.

      (a) Tenant may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements (collectively, "Alterations"), provided that (1) the fair market value, utility and useful life of the Premises shall not be reduced or lessened in any material respect thereby, (2) such Alterations shall be expeditiously completed in a good and workmanlike manner, free and clear of liens and encumbrances, and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Tenant hereunder, (3) Tenant shall not make any Alterations in violation of the terms of any restriction, easement, condition, covenant or other matter affecting title to or use of the Premises and (4) no Material Alterations (as hereinafter defined), shall be made unless Landlord's and Lender's prior written consent shall have been obtained, which consent shall not be unreasonably withheld, delayed or conditioned, unless an Event of Default shall have occurred and be continuing in which case such consent may be withheld by Landlord or Lender in its sole discretion. "Material Alteration" is defined as Work that reduces the footprint or rentable square footage of the Improvements or the parking area or for which the estimated cost is in excess of $500,000 multiplied by 1.015 raised to the n power where n is the number of whole (12 month) years that have elapsed since the Commencement Date and prior to commencement of Work. In addition to the limitations set forth in (1) through (4) above, Tenant agrees that all Alterations, Material Alterations, restoration, repair and any other work which Tenant shall be required or permitted to do under the provisions of this Lease (hereinafter collectively called the "Work") shall be performed in each case subject to the following:

            (i) No Material Alterations shall be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by an Architect shall have been submitted to and approved by Landlord and, if a Loan is outstanding, Lender, and no such Work shall be undertaken except under the supervision of the Architect.

            (ii) All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense.

            (iii) If the Work shall constitute a Material Alteration, it shall not be commenced until Tenant shall have obtained and delivered to Landlord, and as required by an Indenture, Lender, either (A) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in the state in which the Premises are located and satisfactory to Landlord and, as required by an Indenture, Lender), each in an amount equal to the estimated cost of such Work and in form otherwise satisfactory to Landlord, and as required by an Indenture, Lender, or (B) such other security as shall be reasonably satisfactory to Landlord, and as required by an Indenture, Lender; provided, however, that if at the time the Work is commenced, either Tenant or a Guarantor then maintains and continues to maintain until such Work is completed an Investment Grade Rating and no Event of Default shall have occurred and be continuing and estimated cost of the Work does not exceed $1 million, Tenant shall not be required to comply with this subsection (iii).

            (iv) Subject to the terms of Section 2.6 hereof, the cost of all Work shall be paid promptly, in cash, so that the Premises and Tenant's leasehold estate therein shall at all times be free from (A) liens for labor or materials supplied or claimed to have bean supplied to the Premises or

Tenant, and (B) chattel mortgages, conditional sales contracts, title retention agreements, security interest and agreements, and financing agreements and statements.

            (v) Upon completion of any Work, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Work required by any governmental authority and shall furnish Landlord with copies thereof, and, if the Work constituted Material Alterations, together with "(as-built)" plans and specifications for such Work.

            (vi) Any Work shall be subject to inspection at any time and from time to time by any of Landlord or, as required by an Indenture, Lender, their respective architect(s), or their duly authorized construction representatives, and if any such party upon any such inspection shall be of the opinion that the Work is not being performed in accordance with the provisions of this Section or the plans and specifications, or that any of the materials or workmanship are unsound or improper, Tenant shall correct any such failure and shall replace any unsound or improper materials or workmanship. Anything contained herein to the contrary notwithstanding, any different procedure for the performance of Work which may be required under any Indenture shall take precedence over and be in addition to the procedures provided for in this Lease.

            (vii) Except as may be expressly provided to the contrary hereunder with respect to Tenant's Personal Property, all Alterations installed in or upon the Premises at any time during the Term shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant no later than ninety (90) days prior to the scheduled expiration (or within 90 days after any earlier termination) of this Lease, elects to have the same removed or demolished by Tenant, in which event, the same shall be removed from the Premises by Tenant prior to the scheduled expiration (or within 90 days after any earlier termination) of this Lease, at Tenant's expense. Landlord shall not require Tenant to remove or demolish any Alterations unless in Landlord's reasonable judgment, such Alterations (A) materially reduce the fair market value or fair market rent of the Premises (B) are functionally obsolete (C) are special purpose or (D) are in violation of then applicable law. Tenant may expressly request in Tenant's written request for consent that Landlord determine its election prior to installation (which written request shall include the estimated cost of removal and restoration). Tenant shall immediately repair any damage to the Premises caused by its removal of any of Tenant's Personal Property or Alterations that remain the property of Tenant pursuant to the terms of this Section. All property permitted or required to be removed by Tenant at the end of the Term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. The provisions of this Section shall survive the expiration or earlier termination of the Term.

      (b) Tenant may, at its cost and expense, install, or place upon or reinstall, or replace and remove from the Premises any Tenant's Personal Property.

3.8   Easements.

      (a) Landlord agrees to enter into, at Tenant's expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Premises or properties adjacent thereto (collectively, "Easements") as reasonably requested by Tenant, subject to Lender's and Landlord's approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any reduction in parking or any diminution in the value or utility of the Premises for its current use and further provided that no such Easement shall render the use of the Premises dependent upon any other property or condition the use of the Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement. Tenant shall pay Landlord's and Lender's reasonable attorney's fees and other out-of-pocket expenses and Lender's customary fees incurred in connection with any request made by Tenant hereunder.

      (b) Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Premises under and pay all expenses which the owner of the Premises may be required to pay in accordance with any reciprocal easement agreement or any other agreement or document of record now affecting the Premises, herein referred to collectively as the "REA", and that Tenant shall comply with all of the terms and conditions of the REA during the term of this Lease. Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant's failure to perform any obligations or pay any expenses as required under any REA or comply with the terms and conditions of any REA as hereinabove provided during the term of this Lease.

3.9 Equipment. Tenant acknowledges that the Equipment is the property of Landlord and that Landlord has granted, and may hereafter grant, a security interest therein to Lender. Tenant hereby represents and warrants to Landlord that the Equipment is free and clear of any and all liens, security interests or other encumbrances as of the date hereof, other than the lien and security interest of an Indenture. Tenant hereby agrees to maintain the Equipment in good condition and repair. In no event shall any of the Landlord's Equipment be discarded or removed from the Premises unless such Equipment is replaced by similar Equipment with a value at least equal to the value of the replaced Equipment. Notwithstanding the foregoing, at the end of the Primary Term, Tenant may remove any radiology, laboratory, diagnostic, treatment and other medical equipment so long as (a) such equipment is readily removable without material damage and (b) as part of such removal, Tenant restores the Premises to like new condition.

                                   ARTICLE 4.

4.1   Assignment and Subletting.

      (a) So long as no Event of Default shall have occurred and be continuing, Tenant may sublet the Premises (including, but not limited to, subleases to affiliates of Tenant) and in connection therewith cause such sublessee to perform Tenant's obligations hereunder; provided, however, (i) each such sublease shall expressly be made subject to the provisions hereof, (ii) the term of any subletting shall not extend beyond the Term of this Lease, (iii) no sublease shall affect or reduce any obligation of the Tenant or right of the Landlord hereunder, (iv) all obligations of the Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no subletting had been made and (v) so long as a Loan is outstanding, Tenant may not sublet the Premises to any entity unaffiliated with Tenant if the aggregate rentable square feet covered by such sublease and all other subleases to entities unaffiliated with Tenant exceeds ten percent of the total rentable square feet in the Improvements (except with Lender's written consent which shall not be unreasonably withheld.) Neither this Lease nor the term hereby demised shall be mortgaged or pledged by Tenant, nor shall Tenant mortgage or pledge its interest in any sublease of any portion of the Premises or the rentals payable thereunder. Any such mortgage or pledge, any sublease made other than as expressly permitted by this Section 4.1, and any assignment of Tenant's interest hereunder made other than as expressly permitted by this Section 4.1, shall be void. Tenant shall, within 10 days after the execution of any sublease, deliver a conformed copy thereof to Landlord and Lender.

      (b) So long as no Event of Default shall have occurred and be continuing, Tenant may assign this Lease or merge with another entity, or a change in control of Tenant may occur provided, however, (i) each such assignment shall expressly be made subject to the provisions hereof, (ii) Guarantor shall specifically approve such assignment or change in control of Tenant or Tenant merger and shall confirm in writing its continuing obligations under its guaranty, (iii) Tenant (and in the case of any Tenant merger, the surviving entity) and Guarantor shall deliver such estoppels, certificates, opinions of counsel (concerning the continuing enforceability of this Lease, any Subordination, Non-Disturbance and Attornment Agreement in effect immediately prior to the assignment, change in control or merger and Guarantor's guaranty and any other document assigned thereby), and other instruments as may be reasonably required by Landlord or, as required by an Indenture, Lender, (iv) the assignee (or in the case of a Tenant merger, the surviving entity) shall specifically assume all obligations of Tenant under this Lease and under any other agreement of Tenant related hereto or thereto, (v) all obligations of the Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no assignment had been made, (vi) the assignee (or in the case of a Tenant merger, the surviving entity) must be a solvent entity, (vii) the assignee (or in the case of a Tenant merger, the surviving entity) must either be an entity formed in the United States or must specifically consent to jurisdiction in Nevada, and must provide an opinion in form reasonably acceptable to Landlord and, as required by an Indenture, to Lender that such consent to jurisdiction is enforceable and valid (viii) in the case of a Tenant merger or change in control of Tenant, at least 30 days prior to the merger or change in control, Tenant must have notified Landlord and Lender of the material terms of the merger or change in control and (ix) so long as a Loan is outstanding, any assignment, change in control of Tenant or Tenant merger involving an entity unaffiliated with Tenant shall not be permitted without the prior written consent of Landlord and Lender which shall not be unreasonably withheld. Upon Landlord's and Lender's receipt of Tenant's written request for consent together with all material terms of the assignment, change in control or merger and such other information that Lender shall reasonably request (which request shall be made within five Business Days after receipt of Tenant's written request and such material terms), Landlord and Lender shall have fifteen Business Days to respond. Failure to respond within such time shall be deemed consent. If Lender or Landlord disapproves any such transaction, it shall provide Tenant in writing the reasons for disapproval in reasonable detail. In determining whether consent is reasonable, the following criteria shall be considered:

      (A)   The overall financial responsibility of the new tenant.

      (B) Whether the proposed use of the Premises would be similar to the current Tenant's use.

      (C)   The proposed new tenant's suitability to use the Premises.

      (D) The expected economic feasibility of the proposed new tenant to meet the current Tenant's Lease obligations.

      (E) The level of experience of the new tenant in operating and managing buildings similar in character, age and size to the Premises.

      A certified copy of the executed assignment or merger document approved by Landlord shall be provided to Landlord and Lender within ten (10) days after the execution thereof.

      (c) Except in compliance with Section 4.1 (a) or (b), neither this Lease, nor any interest of Tenant in this Lease or in the Premises, shall be sold, assigned, or otherwise transferred, directly or indirectly, whether by operation of law or otherwise, nor shall any of the issued or outstanding capital stock of Tenant be sold, assigned or transferred, nor shall additional stock in Tenant be issued if the issuance of additional stock will result in a change of the controlling stock ownership of Tenant as held by the shareholders thereof on the date hereof (or on the date that Landlord approved the transfer to the holder of Tenant's leasehold interest in this Lease). The transfer of stock of Tenant for the purposes of this Section 4.1 shall not include the sale, issuance or exchange of shares, which sale, issuance or exchange is effected through the "over-the-counter market" or through any recognized stock exchange. In no event shall any assignment, sublease or license relieve Tenant of any liability or obligation under this Lease, which shall be and remain that of a primary obligor and not a guarantor or surety. For the purposes of this Article and Section 5.1(a), "control" or "controlling" means the power to direct the management and policies of the applicable party, directly or indirectly, whether through ownership of voting securities or other beneficial interests, by contract or otherwise.

      (d) Without implying any authority of Tenant to assign this Lease, if this Lease is assigned whether or not pursuant to the provisions hereof, Landlord may collect rent from the Assignee, or if the Premises or any part thereof are sublet or occupied by any person or entity other than Tenant, Landlord may, after an Event of Default has occurred and is continuing, collect rent from the subtenant or occupant, and in all such cases apply the net amount collected to the Basic Rent and Additional Rent herein reserved. However, no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Article, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the terms, covenants, and conditions on the part of Tenant to be observed or performed hereunder, and, subsequent to any assignment or subletting, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

                                   ARTICLE 5.

5.1   Conditional Limitations; Default Provisions.

      (a) Any of the following occurrences or acts shall constitute an "Event of Default" under this Lease:

            (i) if Tenant shall (1) fail to pay any Basic Rent, Additional Rent or other sum as and when required to be paid by Tenant hereunder, and such failure shall continue for three Business Days after written notice to Tenant of such default, or (2) fail to observe or perform any other provision hereof (other than those specified in clauses (ii)-(x) of this subsection 5.1(a)) and such failure shall continue for thirty (30) days after written notice to Tenant of such failure (provided, that in the case of any such failure which is capable of being cured but cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period, if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence, but in no event to exceed 180 days from the date of such original failure); or

            (ii) if any representation or warranty of Tenant or Guarantor set forth herein or in any notice, certificate, demand, request or other document or instrument delivered to Landlord in connection with this Lease shall prove to be incorrect in any material respect as of the time when the same shall have been made; or

            (iii) if Tenant or Sierra Health Services, Inc., a Nevada corporation (" Guarantor" ) shall file a petition in bankruptcy or for reorganization or for an arrangement, administration, liquidation or receivership pursuant to any federal or state law (or any other law governing Guarantor), or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant or Guarantor as a bankrupt or its reorganization pursuant to any federal or state bankruptcy, liquidation, voluntary administration, administration, receivership, moratorium or trust law or any similar federal or state law shall be filed in any court and Tenant or Guarantor shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; or

            (iv) if a receiver, trustee, administrator or liquidator of Tenant or Guarantor or of all or substantially all of the assets of Tenant or Guarantor or of the Premises or Tenant's estate therein shall be appointed in any proceeding brought by Tenant or Guarantor, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant or Guarantor and shall not be discharged within ninety (90) days after such appointment, or if Tenant or Guarantor shall consent to or acquiesce in such appointment; or

            (v) if Guarantor shall dissolve or otherwise fail to maintain its legal existence; or

            (vi)  if Tenant shall default under Section 4.1 of this Lease; or

            (vii) if Guarantor shall default under the provisions of its guaranty;

            (viii) if an Event of Default shall occur and continue under any of the leases set forth in Schedule G and the landlord thereunder is the same as, or is an affiliate of, the Landlord under this Lease; or

            (ix) if Tenant shall fail to maintain or replace any insurance required to be maintained or replaced by Tenant in accordance with the terms and conditions of Section 3.6 hereof; or

            (x) if Tenant shall dissolve or otherwise fail to maintain its legal existence unless such dissolution or termination of Tenant's legal existence occurs in connection with a merger completed in accordance with
Section 4.1(b).

            (As used in Section 5.1 (a) (viii), an entity is an "affiliate" of Landlord if such entity controls, is controlled by, or is under common control with, Landlord or any entity controlling Landlord.)

      (b) If an Event of Default shall have occurred and be continuing Landlord shall be entitled to all remedies available at law or in equity. Without limiting the foregoing, Landlord (with Lender's consent) shall have the right to give Tenant notice of Landlord's termination of the term of this Lease. Upon the giving of such notice, the term of this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

      (c) If an Event of Default shall have occurred and be continuing, Landlord shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to Section 5.1(b), to re-enter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner Landlord determines to be necessary or desirable, so long as Landlord is proceeding in accordance with applicable law and, if required under applicable law, under authority of a court of proper jurisdiction. Landlord shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry, repossession or removal shall be construed as an election by Landlord to terminate this Lease unless a notice of such termination is given to Tenant pursuant to Section 5.1(b).

      (d) At any time or from time to time after a re-entry, repossession or removal pursuant to Section 5.1(c), whether or not the term of this Lease shall have been terminated pursuant to Section 5.1(b), Landlord may (but shall be under no obligation to) relet the Premises for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses as Landlord, in its absolute discretion, may determine. Landlord may collect any rents payable by reason of such reletting. Landlord shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting.

      (e) No expiration or earlier termination of the term of this Lease pursuant to Section 5.1(b), by operation of law or otherwise, and no reentry, repossession or removal pursuant to Section 5.1(c) or otherwise, and no reletting of the Premises pursuant to Section 5.1(d) or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession, removal or reletting.

      (f) In the event of the expiration or earlier termination of the term of this Lease or re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, and subject to applicable law, Tenant shall pay to Landlord all Basic Rent, Additional Rent and other sums required to be paid by Tenant, in each case together with interest thereon at the Default Rate from the due date thereof to and including the date of Such expiration, termination, re-entry, repossession or removal; and thereafter, Tenant shall, until the end of what would have been the term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal and whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as damages: (i) all Basic Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of any such expiration, termination, re-entry, repossession or removal, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 5.1(d), after deducting from such proceeds all expenses of Landlord in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses (including fees and expenses of appellate proceedings), employees' expenses, alteration costs and expenses of preparation for such reletting). Tenant shall pay such damages on the dates on which Basic Rent would be payable under this Lease in the absence of such expiration, termination, re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

      (g) At any time after any such expiration or earlier termination of the term of this Lease or re-entry or repossession of the Premises or removal of persons or property thereon by reason of the occurrence of an Event of Default, whether or not Landlord shall have previously collected any damages pursuant to
Section 5.1(f), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as additional damages for Tenant's default and in lieu of damages beyond the date of such demand as outlined in Section 5.1 (f) above, an amount equal to the excess, if any, of (a) the aggregate of all Basic Rent, Additional Rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations to pay damages under Section 5.1(f)) for what would be the then-unexpired Term in the absence of such expiration, termination, re-entry, repossession or removal, discounted at a rate equal to the then yield on U.S. Treasury obligations of comparable maturity to the Term (the "Treasury Rate") over (b) the then fair rental value of the Premises for what would be such then unexpired term of this Lease, discounted at the Treasury Rate for the same period (such excess being hereinafter referred to as "Future Rental Damages"). For purposes of determining value pursuant to this
Section 5.1(g), the following shall apply: (a) determinations of fair rental value shall be made by an Appraiser (engaged by Landlord), with copies of such determinations and supporting analysis to be provided to Tenant; and (b) all determinations of Future Rental Damages shall be binding on Tenant in the absence of manifest error. If any law shall limit the amount of Future Rental Damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such law.

5.2   Additional Rights of Landlord.

      (a) No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Landlord of any Basic Rent, Additional Rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing duly executed by Landlord. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Landlord by law or equity.

      (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem any portion of the Premises or to have a continuance of this Lease after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any law which exempts property from liability for debt or for distress for rent.

      (c) If Tenant shall be in default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under any of the provisions of this Lease, then, without thereby waiving such default, Landlord may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises to perform the obligation of Tenant hereunder immediately and without notice in the case of an emergency and upon 5 days' written notice to Tenant in other cases. All expenses incurred by Landlord in connection therewith, including attorneys' fees and expenses (including those incurred in connection with any appellate proceedings), together with interest thereon at the Default Rate from the date any such expenses were incurred by Landlord until the date of payment by Tenant, shall constitute Additional Rent and shall be paid by Tenant to Landlord upon demand.

      (d) If Tenant shall be in default in the performance of any of its obligations hereunder, Tenant shall pay to Landlord or Lender, as appropriate, on demand, all expenses incurred by Landlord or Lender as a result thereof, including reasonable attorneys' fees and expenses (including those incurred in connection with any appellate proceedings) and any Makewhole Premium incurred by Landlord. If Landlord or Lender shall be made a party to any litigation commenced against Tenant and Tenant shall fail to provide Landlord or Lender with counsel reasonably approved by Landlord or Lender, as applicable, and pay the expenses thereof, Tenant shall pay all costs and reasonable attorneys' fees and expenses in connection with such litigation (including fees and expenses incurred in connection with any appellate proceedings) together with interest at the Default Rate, from the date paid by Landlord or Lender until reimbursed by Tenant.

      (e) So long as a Loan is outstanding, if an Event of Default shall exist, within five days after written demand from Landlord or Lender, Tenant shall make monthly tax and insurance payments into an escrow account in accordance with the applicable provisions of an Indenture for so long as such Event of Default shall continue to exist.

                                   ARTICLE 6.

6.1 Notices and Other Instruments. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) certified or registered United States mail, postage prepaid, return receipt requested, or
(ii) expedited prepaid delivery service, either overnight delivery service of a nationally recognized courier, commercial or United States Postal Service, with proof of attempted delivery, or (iii) sent by facsimile transmission, if a fax number is designated below, provided a copy is also sent by first-class mail, addressed as follows:

If to Tenant at:                          Southwest Medical Associates, Inc.
                                          2716 N. Tenaya Way
                                          Las Vegas, Nevada 89128
                                          Attn: Administrative Services
                                          Fax Number: 702-242-1532

With a copy to Guarantor at:              Sierra Health Services, Inc.
                                          2716 N. Tenaya Way
                                          Las Vegas, Nevada 89128
                                          Attn: Administrative Services
                                          Fax Number: 702-242-1532

If to Landlord at:                        c/o CB Richard Ellis Investors, L.L.C.
                                          865 S. Figueroa Street, Suite 3500
                                          Los Angeles, CA 90017
                                          Attn: Howard Sands
                                          Fax Number: 213-683-4336

With a copy to:                           Ken Miller, Esq.
                                          Gorman & Miller
                                          201 Santa Monica Blvd., Suite 320
                                          Santa Monica, CA 90401
                                          Fax Number: 208-330-9028

(All notices to Tenant or Landlord shall also be sent to Lender at such addresses as Lender shall designate by written notice to Tenant and Landlord.)

Such addresses may be changed by any party in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been delivered: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile transmission, upon receipt during customary business hours on a

Business Day as evidenced by confirmation, or if received after customary business hours, then on the next Business Day. A party receiving a notice that does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

6.2   Estoppel Certificates, Financial Information.

      (a) Tenant shall at any time and from time to time during the term of this Lease within five Business Days after written request by Landlord, execute, acknowledge and deliver to Landlord or to any prospective purchaser, assignee or mortgagee or third party designated by Landlord, a certificate stating: (i) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (ii) the date to which Basic Rent has been paid; (iii) whether there is an existing default by the Tenant in the payment of Basic Rent, whether there is an existing default by the Tenant in the payment of any Additional Rent beyond any applicable grace period, and whether there is any other existing default or Event of Default by either party hereto, and, if there is any such default, specifying the nature and extent thereof and the action taken to cure such default; (iv) whether there are any actions or proceedings pending against the Premises before any governmental authority to condemn the Premises or any portion thereof or any interest therein and whether, to the knowledge of Tenant, any such actions or proceedings have been threatened; (v) whether there exists any material unrepaired damage to the Premises from fire or other casualty; (vi) whether, to the knowledge of Tenant, there is any existing default by Landlord under this Lease; and (vii) other items that may be reasonably requested. Any such certificate may be relied upon by any actual or prospective mortgagee or purchaser of the Premises.

      (b) Tenant shall submit to Landlord and if a Loan is outstanding, Lender, when filed with the Securities and Exchange Commission, copies of Tenant's (should it go public) and Guarantor's Forms l0Q and l0K. If at any time either Tenant or Guarantor is not a public company, Tenant shall submit to Lender financial statements consistent with those provided to its lenders and Tenant shall furnish to Lender: in case Tenant is not a public company, Tenant's (or if Tenant is a member of Guarantor's consolidated group and Tenant's financials are not separately audited, then Guarantor's) annual audited financial report within one hundred twenty (120) days following the close of Tenant's fiscal year and in case Guarantor is no longer a public company, Guarantor's quarterly unaudited financial report within sixty days following the close of Guarantor's fiscal quarter and Guarantor's annual audited financial report within 120 days following the close of Guarantor's fiscal year.

      (c) Landlord shall promptly notify Tenant of the name and address of any Lender if different from that set forth in Section 6.1. Upon request of Landlord, and upon concurrent compliance with the provisions of Section 6.2(d) below, Tenant shall enter into an agreement with any Lender pursuant to which Tenant shall agree:

            (i) that in the event that any such Lender, or any purchaser at a foreclosure sale, shall acquire title to the Premises, Tenant shall attorn to such Lender or such purchaser, as the case may be, as its new Landlord and this Lease shall continue as a direct lease between Tenant and such Lender or purchaser, as the case may be, with respect to the Premises upon the terms and conditions set forth herein except that such Lender or purchaser, as the case may be, shall not be liable to Tenant for any actions or omissions of Landlord prior to the date such Lender or purchaser, as the case may be, acquired title to the Premises;

            (ii) Tenant shall not enter into any agreement with Landlord for the termination of this Lease unless Tenant receives the written consent of the Lender to such termination;

            (iii) no rejection by Landlord of any Rejectable Purchase Offer pursuant to this Lease shall be effective unless Tenant receives the written consent of the Lender to such rejection;

            (iv) this Lease shall be subject and subordinate to the lien of such Indenture;

            (v) no consent to the release of Tenant from liability under this Lease upon assignment of this Lease or sublease of the Premises shall be effective unless Tenant shall receive the written consent of such Lender;

            (vi) no subordination, amendment or modification of this Lease shall be effective unless Tenant receives the written consent of the Lender thereto and written evidence in writing from the applicable rating agencies, if any, that any such action shall not result in a withdrawal, qualification or downgrade of the current ratings for any securities issued in connection with any securitization or other secondary market transaction in which the indebtedness secured by an Indenture is included; and

            (vii) Tenant will not pay any installment of Basic Rent more than one month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

            (viii) to the other material terms for the benefit of the current Lender set forth in the Subordination, Non-Disturbance and Attornment Agreement entered into concurrently with the commencement of this Lease.

      (d) Upon receipt of a request from Landlord for the agreement described in
Section 6.2 (c) above, Tenant's obligations under Section 6.2 (c) above shall be conditioned upon such Lender entering into a subordination, non-disturbance and attornment agreement in customary form acceptable to Lender which shall incorporate the agreement described in Section 6.2 (c) and provide that unless an Event of Default then exists under this Lease, Lender shall not join Tenant as a defendant in any action to foreclose upon the interest of Landlord in the Premises and, upon the Lender's foreclosure of Landlord's interest in the Premises by judicial proceedings or otherwise, such Lender or other purchaser at the foreclosure sale shall not be entitled to, nor shall it seek to terminate this Lease or Tenant's interest in the Premises, provided, that, Tenant, from and after the date of such succession, attorns to such Lender or purchaser, pays to such Lender or purchaser all items of Basic Rent, Additional Rent and other items accruing from and after such date and otherwise remains in compliance with all other terms and provisions of this Lease. In the event that Tenant shall execute a separate document for the benefit of a Lender relating to subordination, attornment or non-disturbance, such document shall control to the extent that it conflicts with the provisions of this Section 6.2 (d).

                                   ARTICLE 7.

7.1   Environmental Covenant and Warranty.

      (a) Tenant represents and warrants to Landlord that:

            (i) to the best of Tenant's knowledge, the Premises comply with all federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, and judicial opinions or orders, pertaining to health, industrial hygiene, Hazardous Substances or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. Sections 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq. Nevada Revised Statutes Chapters 459, 445A, 445B, 444, and Nevada Revised Statutes Sections 618.750 to 618.850, (collectively, the "Environmental Laws");

            (ii) no notices, complaints or orders of violation or noncompliance with Environmental Laws have been received by Tenant and, to the best of Tenant's actual knowledge, no federal, state or local environmental investigation or proceeding is pending or threatened with regard to the Premises or any use thereof or any alleged violation of Environmental Laws with regard to the Premises;

            (iii) neither the Premises nor any portion thereof, has been used by Tenant or, to the best of Tenant's knowledge, after due inquiry, by any prior owner for the generation, manufacture, storage, handling, transfer, treatment, recycling, transportation, processing, production, refinement or disposal (each, a "Regulated Activity") of any material, waste or substance which is (1) included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law; (2) listed in the United States Department of Transportation Optional: Hazardous Materials Table, 19 C.F.R. Section 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (3) explosive, radioactive, friable asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil (herein "Hazardous Substance"); (For purposes of this section 7.1(a), the term "Regulated Activity" shall not include the storage or handling of a Hazardous Substance in connection with the operation of the Premises, in commercially reasonable quantities as a consumer thereof and in compliance with Environmental Laws.)

            (iv) to Tenant's knowledge, no underground storage tanks or surface impoundments have been installed in the Premises in violation of applicable Environmental Laws and there exists no Hazardous Substance contamination in violation of applicable Environmental Laws which originated on or off the Premises; and

            (v) to Tenant's knowledge and except as otherwise specifically set forth in the Phase I environmental reports delivered to Landlord in connection with its acquisition of the Premises, the Premises are free of Hazardous Substances and friable asbestos, the removal of which is required or the maintenance of which is prohibited or penalized by any Environmental Law.

      (b) Tenant covenants that during the Term of this Lease it (i) shall comply, and cause the Premises to comply, with all Environmental Laws applicable to the Premises, (ii) shall not use and shall prohibit the use of the Premises for Regulated Activities or for the storage or handling of any Hazardous Substance (other than in connection with the operation and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof, subject to, in any event, compliance with Environmental Laws), (iii) shall not install or permit the installation on the Premises of any underground storage tanks or surface impoundments and shall not knowingly permit there to exist any petroleum contamination in violation of applicable Environmental Laws originating on or off the Premises (other than in connection with the use, operation and maintenance of the Premises and then only in compliance with applicable Environmental Laws and all other applicable laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated of every government and municipality having jurisdiction over the Premises and of any agency thereof) or asbestos-containing materials (it being understood that Tenant shall not be obligated to remove existing non-friable asbestos unless hereafter required pursuant to any Legal Requirement or unless such non-friable asbestos is hereafter disturbed by renovation, casualty or other event, in which event the non-friable asbestos shall be removed and provided, further, that any existing non-friable asbestos shall be maintained in accordance with prudent industry standards, including an appropriate operations and maintenance program), and (iv) shall cause any alterations of the Premises to be done in a way such that there are no Hazardous Substances present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises.

      (c) To the extent required by any Environmental Law, Tenant shall remove any Hazardous Substance whether now or hereafter existing on the Premises and whether or not arising out of or in any manner connected with Tenant's occupancy of the Premises during the Term. Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, partners and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any Environmental Law with respect to the Premises, (ii) the release, threatened release, or existence of or failure to remove, as required by this Article 7, Hazardous Substances from the Premises, now of hereafter existing during the Term whether or not arising out of Tenant's occupancy of the Premises during the Term or (iii) the breach of any environmental representation or covenant set forth in this Lease.

7.2 Notice. Promptly upon obtaining knowledge thereof, Tenant shall give to the Landlord and Lender notice of the occurrence of any of the following events:
(i) the failure of the Premises to comply with any Environmental Law in any manner whatsoever except for the use or disposal of incidental amounts of Hazardous Substances customarily used in the operation of similar buildings similarly situated in a commercially reasonably manner and in compliance with Legal Requirements; (ii) the issuance to the Tenant or any tenant of space in the Premises or any assignee or licensee of the Tenant of any notice, request for information, complaint or order of violation or noncompliance or liability of any nature whatsoever with regard to the Premises or the use thereof with respect to Environmental Laws; (iii) any notice of a pending or threatened investigation as to whether the Tenant's (or its "subtenants" or "assignees") operations on the Premises are in compliance with or may lead to liability to the Tenant under, any Environmental Law; or (iv) the occurrence of an event or the existence of a situation which is likely to result in a violation of Environmental Laws at the Premises or which is likely to result in the Tenant being liable to the Landlord by virtue of the indemnity given by the Tenant pursuant to Section 7.1(c).

7.3 Survival. The indemnity obligations of the Tenant and the rights and remedies of the Landlord and Lender under this Article 7 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 8.

8.1 Holdover. If the Tenant shall continue to occupy the Premises after the expiration or earlier termination of this Lease, then Tenant shall be deemed to be a holdover tenant, the tenancy of which shall be from month to month upon the same provisions and conditions set forth in this Lease, except that Basic Rent for the holdover period shall be an amount equal to 150% of the Basic Rent in effect immediately prior to the holdover period. This Article 8 does not amount to a waiver of the Landlord's right of reentry or any other right granted under Article 5 and shall not constitute a consent to any holdover by Tenant.

                                   ARTICLE 9.

9.1 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

9.2 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good repair and condition. Tenant shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by Landlord and shall repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Tenant. Landlord shall credit the net proceeds of a disposition of such property actually realized by Landlord against such costs to be borne by Tenant, provided that the Lease termination giving rise to such disposition was not caused by an Event of Default hereunder. The provisions of this Section shall survive the termination or expiration of this Lease.

9.3 Separability; Binding Effect. Each provision hereof shall be separate and independent and the breach of any provision by Landlord shall not discharge or relieve Tenant from any of its obligations hereunder. If any provision hereof is held invalid or unenforceable, the remaining provisions hereof shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the successors and assigns of Landlord to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Tenant and shall inure to the benefit of and be enforceable by the permitted successors and assigns of Tenant in each case to the same extent as if each such successor and assign were named as a party hereto.

9.4 Counterparts. This Lease may be executed in two or more counterparts, and all such counterparts shall be deemed to constitute but one and the same instrument.

9.5 Recording of Lease. Tenant will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law a memorandum of this Lease. Tenant shall be responsible for all costs and expenses in connection with the recording of this Lease or a memorandum hereof.

9.6 No Brokers. Each of the Landlord and the Tenant represents and warrants to the other that it has not dealt with any broker (other than CB Richard Ellis, Inc. who will be compensated by Landlord) in connection with the purchase and leasing of the Premises, and indemnifies the other against the claims of brokers claiming through it.

9.7 Governing Law. The terms and provisions of this Lease shall be governed by the laws of the state in which the Premises are located.

9.8 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE.

9.9 Conveyance by Landlord. The word "Landlord" as used in this Lease means only the owner for the time being of the Premises, so that, if there is a transfer of an owner's interest, the transferor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, except any obligations which accrued prior to the date of transfer, and it shall be deemed and construed, without further agreement between the parties or between the parties and the transferee of the Premises, that the transferee has assumed and has agreed to carry out any and all of the Landlord's covenants and obligation hereunder from and after the date of transfer.

9.10 Relationship of the Parties. Nothing contained in this Lease shall be construed in any manner to create any relationship between the Landlord and the Tenant other than the relationship of landlord and tenant. Without limitation, the Landlord and the Tenant shall not be considered partners or co-venturers for any purpose on account of this Lease.

9.11 Representation by Counsel. The Tenant and the Landlord each acknowledge that it was represented by counsel in connection with the negotiation and execution of this Lease. This Lease shall not be construed as if it had been prepared by one of the parties, but rather as if all parties have prepared it.

9.12 Access to Premises. The Tenant will permit the Landlord, any Lender or prospective Lender or purchaser, and their duly authorized representatives to enter upon the Premises and to inspect the same at any and all reasonable times, upon one Business Day advance written notice, and at any time in the case of an emergency without the giving of notice, and for any purpose reasonably related to the rights of the Landlord and any Lender under this Lease. Landlord and Lender shall, in exercising such rights of access, cause no unreasonable interference with Tenant's business or Tenant's guests. Notwithstanding the foregoing, Landlord agrees that it will not exercise the foregoing right of access for the Premises more than once in any calendar year except (a) during such time as an Event of Default has occurred and is continuing, or (b) in the event of a sale, financing, refinancing or securitization of any Indenture relating to the Premises, or (c) if Landlord has reasonable grounds to believe that the Premises are in violation of Legal Requirements (including Environmental Laws) or that the Premises are not being maintained in accordance with the requirements of this Lease or (d) as otherwise expressly provided in this Lease.

9.13 Showing. During the last 360 days of the Term (or at any time when Tenant is in default), Landlord, subject to the rights of any subtenant not affiliated with Tenant, may show the Premises to prospective tenants or purchasers at such reasonable times during normal business hours as Landlord may select upon one Business Days prior notice to Tenant, provided that Landlord does not materially interfere with Tenant's normal business operations.

9.14 True Lease. This Lease is intended as, and shall constitute, an agreement, of lease, and nothing herein shall be construed as conveying to the Tenant any right, title or interest in or to the Premises, nor to any remainder or reversionary estates in the Premises held by any Person, except, in each instance, as a tenant. Under no circumstances shall this Lease be regarded as an assignment of all of Landlord's interests in and to the Premises; instead Landlord and Tenant shall have the relationship between them of landlord and tenant, pursuant to the provisions of this Lease.

9.15 Landlord's Consent and Standards.

      (a) Whenever Landlord or Lender is allowed or required to give its consent or approval of any matter under this Lease or to deliver any estoppel or other instrument, Tenant's sole remedy for such failure to give such consent or approval or deliver such instrument in accordance with the applicable provision of this Lease shall be to compel such approval or delivery. In no event and under no circumstance shall Tenant be entitled to any monetary damages for such failure or to terminate or otherwise modify this Lease. However, if Tenant shall bring such an action to compel consent, approval or delivery, the prevailing party in such action shall be entitled to reimbursement for its reasonable attorneys' fees; provided, however, that with respect to any attorneys' fees to be reimbursed by Landlord, such fees and Tenant's right to recover the same shall be junior and subordinate to an Indenture, and in no event shall Tenant be entitled to offset any amounts due under this Lease to recover such fees.

      (b) Under no circumstance shall Landlord be deemed to have acted negligently, grossly negligently or willfully merely by Landlord's ownership of the Premises, and in no event shall any occurrence relating to the Premises, whether negligent, grossly negligent or willful, be imputed to Landlord by reason of Landlord's interest in the Premises, it being understood that all obligations with respect to the Premises are the responsibility of Tenant under this Lease. In order to have acted negligently, grossly negligently or willfully, Landlord must have committed an affirmative act.

9.16 Quiet Enjoyment. Landlord covenants that, so long as Tenant shall faithfully perform the agreements, terms, and covenants and conditions hereof, Tenant shall and may peaceably and quietly have, hold and enjoy the

Premises for the term hereby granted without molestation or disturbance by or from Landlord.

9.17 Force Majeure. The term "Force Majeure" as used in this Lease, shall mean delays caused by acts of God, strikes and other similar events beyond the control of Tenant. However, the duration of any delay excused by Force Majeure shall be limited to the actual amount of time caused by the event giving rise to the Force Majeure. In addition, no performance by Tenant under this Lease shall be excused by Force Majeure unless the requirement for performance set forth in this Lease specifically states that it is subject to Force Majeure.


      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

                                    LANDLORD:

                                    CPSIEE, LLC,
                                    a Delaware limited liability company




                                    By: /s/ Howard Sands
                                        ---------------------
                                        Howard Sands, Manager

                                    TENANT:

                                    Southwest Medical Associates, Inc.,
                                    a Nevada corporation

                                    By: /s/ Joseph A. Kaufman MD
                                        -------------------------

                                   SCHEDULE A
                                LEGAL DESCRIPTION
                           (4475 SOUTH EASTERN AVENUE)



GOVERNMENT LOT SIXTY-FOUR (64) LYING WITHIN THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 23, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M.

EXCEPTING THE EAST 50 FEET OF SAID LAND AS CONVEYED TO THE COUNTY OF CLARK FOR STREET AND ROAD PURPOSES BY THAT GRANT DEED RECORDED SEPTEMBER 18, 1956 IN BOOK 172 AS DOCUMENT NO. 140648 OF OFFICIAL RECORDS.

FURTHER EXCEPTING THEREFROM THE SOUTH 40 FEET AND THE WEST 30 FEET AND THOSE CERTAIN SPANDREL AREAS IN THE SOUTHWEST CORNER AND THE SOUTHEAST CORNER AS CONVEYED TO THE COUNTY OF CLARK BY DOCUMENT NO. 1298951 RECORDED JANUARY 9, 1981 IN BOOK 1339 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

                                   SCHEDULE B
                              PERMITTED EXCEPTIONS

      All exceptions to title set forth on the owner's title insurance policy issued by Commonwealth Land Title Insurance Company to Landlord in connection with Landlord's acquisition of the Premises covered by this Lease.

                                   SCHEDULE C
                                   LEASE TERM

   Term                        Commencement Date           Expiration Date
   ----                        -----------------           ---------------
Primary Term                   December 28, 2000           January 14, 2016
First Extended Term            January 15, 2016            January 14, 2021
Second Extended Term           January 15, 2021            January 14, 2026
Third Extended Term            January 15, 2026            January 14, 2031
Fourth Extended Term           January 15, 2031            January 14, 2036
Fifth Extended Term            January 15, 2036            January 14, 2041

                                   SCHEDULE D
                                   BASIC RENT


                           (2300 W. Charleston Blvd.)


              Basic Rent in the following amounts is due on the 15th day of each calendar month, January through December, of each of the following years:

    Year                       Monthly Basic Rent
    ----                       ------------------
    2001                          $ 46,638
    2002                          $ 47,337
    2003                          $ 48,047
    2004                          $ 48,768
    2005                          $ 49,499
    2006                          $ 50,242
    2007                          $ 50,995
    2008                          $ 51,760
    2009                          $ 52,537
    2010                          $ 53,325
    2011                          $ 54,125
    2012                          $ 54,937
    2013                          $ 55,761
    2014                          $ 56,597
    2015                          $ 57,446

                                   SCHEDULE E
                              Stipulated Loss Value

                                   $5,392,658

                                   SCHEDULE F
           DETERMINING FAIR MARKET VALUE FOR REJECTABLE PURCHASE OFFER

If Tenant is required to make a Rejectable Purchase offer under this Lease, Tenant shall deliver to Landlord at the time of making such Rejectable Purchase offer, an appraisal of the Premises by an Appraiser. The appraisal shall calculate the fair market value ("Fair Market Value") as of the date which is immediately prior to such Condemnation and shall assume that the Premises are subject to the Lease (and in the condition required to be maintained pursuant to this Lease), the Lease is in full force and effect, and no condemnation is pending or threatened.

If Landlord is in agreement with such appraisal, such appraisal shall fix the Fair Market Value. If Landlord gives Tenant written notice of its disapproval of the appraisal (to be delivered by Landlord within the twenty (20) days of its receipt of the appraisal, Fair Market Value shall be determined in accordance with the following procedure:

Within thirty (30) days after the delivery of notice by Landlord disapproving Tenant's appraisal, Landlord shall submit to Tenant an appraisal of the Premises, prepared by an Appraiser; in addition, Landlord's Appraiser and Tenant's Appraiser shall jointly, within fifteen (15) days after delivery of notice by Landlord disapproving Tenant's appraisal, choose a third Appraiser who shall, within thirty days after appointment, choose one of the two appraised values as the Fair Market Value. The Fair Market Value of the Premises, as determined by the foregoing procedure, shall be binding upon both Tenant and Landlord. The fees and expenses of the Appraisers shall be borne by Tenant.

The Appraisers shall not, in making their appraisal of the Premises, attribute any value to any of Tenant's Personal Property.

                                   SCHEDULE G
                                 RELATED LEASES

      The Lease Agreements executed by the following tenants covering the following premises in Las Vegas, Nevada:

TENANT                                PREMISES
------                                --------
Southwest Medical Associates,         650 N. Nellis Road
Inc., a Nevada corporation
("SMA")

SMA                                   888 S. Rancho Drive

SMA                                   2316 W. Charleston Blvd.

SMA                                   2450 W. Charleston Blvd.

SMA                                   2704 N. Tenaya Way

SMA                                   4475 S. Eastern Avenue

SMA                                   6330 W. Flamingo Road

Sierra Health Services, Inc., a       2716 N. Tenaya Way
Nevada corporation

Sierra Health Services, Inc., a       2724 N. Tenaya Way
Nevada corporation

Health Plan of Nevada, Inc., a        900 S. Rancho Drive
Nevada corporation